Filed Pursuant to Rule 433 Registration Statement No. 333-162833 November 4, 2011

YOU KNOW OUR NAME. YOU’VE SEEN OUR SYMBOL.

Do you know about our convenient stock purchase plan?

Verizon Communications Inc. (NYSE:VZ) is a global leader in delivering broadband and other wireline and wireless communication innovations to millions of mass market, business, government and wholesale customers. A Dow 30 company, Verizon last year generated revenues of more than $106 billion.

You can purchase verizon common stock directly from us with our Direct Invest Plan.

Build your ownership by reinvesting dividends and making automatic monthly investments.

Transactions can be done online and confirmation statements are sent electronically.

Call 800.631.2355

www.verizon.com/investor

© 2011 Verizon. All Rights Reserved. Verizon Communications Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Verizon has filed with the SEC for more complete information about Verizon and this offering. You may get these documents free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, to receive a prospectus and enrollment form, call 800.631.2355 or visit Verizon’s web site at www.verizon.com/investor.